SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – February 8, 2005

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	1-8036	23-1210010
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

101 Gordon Drive, PO Box 645, Lionville, PA	19341-0645
(Address of principal executive offices)	(Zip Code)

610-594-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

I  Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2005, West Pharmaceutical Services, Inc. (“West”) entered into Amendment No. 1 to the Share and Asset Purchase Agreement (the “Amendment”) by and among West, West Pharmaceutical Services Group, Limited and Archimedes Pharma Limited (“Archimedes”).  The Amendment amends the Share and Asset Purchase Agreement (the “Agreement”), dated December 24, 2004, by and among West, West Pharmaceutical Services Group, Limited and Archimedes, to change the calculation of the purchase price, to provide for the treatment of certain receivables and to clarify the indemnification provisions.  The foregoing summary description of the Amendment is qualified in its entirety by reference to the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.2.

II  Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 9, 2005, West completed the sale of its Drug Delivery business to Archimedes, a new company formed by Warburg Pincus Private Equity VIII and Warburg Pincus International Partners, pursuant to the terms and conditions of the Agreement, as amended by the Amendment (the “Amended Agreement”).

Under the terms of the Amended Agreement, Archimedes acquired all of the shares of West’s wholly owned subsidiary in Nottingham, United Kingdom and certain assets in the United States which collectively represented West’s Drug Delivery business.  The Drug Delivery business consists of the business of researching, developing, licensing and marketing systems for the delivery of therapeutic compounds for sale throughout the world covering a range of delivery technologies for various types of administration, including nasal, oral and parenteral, and products that incorporate these technologies in each case that employ West's patented or proprietary chitosan or pectin nasal technology or starch-capsule coating oral technology and the business of developing a generic manually administrable fluticasone product.  West received consideration of $7.1 million, consisting of cash and indebtedness assumed by Archimedes.  In addition, West received a 14% ownership interest in Archimedes and is entitled to 3% of any future royalty income resulting from the commercial success of the technologies contributed to the new company.

As a result of the transaction, in December 2004 West recorded a pre-tax loss of $4.7 million ($5.2 million after-tax, or $0.17 per diluted share).  The pre-tax loss consisted of severance, asset impairment and legal, investment banking and other costs associated with the transaction.  The $0.5 million net tax expense is primarily the result of the reversal of current and prior year tax benefits that may no longer be available as a result of the transaction.  The results of the Drug Delivery Systems segment, including the loss on disposal, will be reported as discontinued operations in West’s subsequent financial reports.

On February 9, 2005, West issued a press release announcing the completion of the disposition.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The foregoing summary description of the terms of the transaction is qualified in its entirety by reference to the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.2.

III  Item 9.01 Financial Statements and Exhibits.

(b)

Pro Forma Financial Information

Pursuant to Item 9.01(a)(2) of Form 8-K, West hereby undertakes to file such information as an amendment to this report within 71 days of the date on which this report is due.

(c)

Exhibits

10.1

Share and Asset Purchase Agreement, dated December 24, 2004, by and among West Pharmaceutical Services, Inc., West Pharmaceutical Services Group, Limited and Archimedes Pharma Limited.

10.2

Amendment No. 1 to Share and Asset Purchase Agreement, dated February 8, 2005, by and among West Pharmaceutical Services, Inc., West Pharmaceutical Services Group, Limited and Archimedes Pharma Limited.

99.1

Press Release dated February 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ WILLIAM J. FEDERICI
William J. Federici
Vice President and Chief Financial Officer

February 14, 2005

Exhibit Index

10.1

Share and Asset Purchase Agreement, dated December 24, 2004, by and among West Pharmaceutical Services, Inc., West Pharmaceutical Services Group, Limited and Archimedes Pharma Limited.

10.2

Amendment No. 1 to Share and Asset Purchase Agreement, dated February 8, 2005, by and among West Pharmaceutical Services, Inc., West Pharmaceutical Services Group, Limited and Archimedes Pharma Limited.

99.1

Press Release dated February 9, 2005.